PANHANDLE EASTERN PIPE LINE COMPANY
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                              (Dollars in Millions)



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

                                                                                  12 Months Ended
                                         ------------------------------------------------------------------------------------------
                                              Dec 31,           Dec 31,            Dec 31,             Dec 31,           Dec 31,
                                               1997               1996               1995               1994              1993
                                         ------------------ ------------------ ----------------   ----------------  ---------------

Earnings Before Income Taxes               $     128.6       $      136.0       $      159.8        $     194.3      $      203.3
Fixed Charges                                     79.9               71.6               42.3               53.2              61.6
                                         --------------     -----------------  ----------------  ----------------- ----------------
          Total                            $     208.5       $      207.6       $      202.1        $     247.5      $      264.9
                                         ==============     =================  ================  ================= ================




Fixed Charges
      Interest on debt                     $      75.9       $       62.7       $       37.3        $      47.5      $       55.7
      Interest component of rentals                4.0                8.9                5.0                5.7               5.9
                                         --------------     -----------------  ----------------  ----------------- ----------------
          Fixed Charges                    $      79.9       $       71.6       $       42.3               53.2              61.6
                                         ==============     =================  ================  ================= ================

Ratio of Earnings to Fixed Charges
                                                   2.6                2.9                4.8                4.7               4.3

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